Exhibit 99.1

Cathay Bancorp Completes Offering of $20 Million of Trust Preferred Securities

LOS ANGELES, June 26 /PRNewswire-FirstCall/ — Cathay Bancorp, Inc. (Nasdaq: CATY—News) announced today that it has completed an offering of $20 million of trust preferred securities. The trust preferred securities were issued by a newly established subsidiary of Cathay Bancorp, Cathay Capital Trust I, and will bear an interest rate equal to three-month LIBOR plus 3.15%, with an interest rate cap of 11.75% during the first five years of their 30-year term. The trust preferred securities are redeemable, at Cathay Bancorp’s option, in whole or in part, once each quarter beginning five years after their issuance.

Cathay Bancorp issued the trust preferred securities in connection with its proposed merger with GBC Bancorp, previously announced on May 7, 2003. Pursuant to the terms of the merger agreement between Cathay Bancorp and GBC Bancorp, Cathay Bancorp has agreed to raise sufficient additional capital so that the combined company will be “well capitalized” as defined in federal bank regulations at the time the proposed merger is consummated. Under current regulatory guidelines, the proceeds of the issuance of trust preferred securities qualify as Tier 1 capital, up to a maximum of 25% of an institution’s Tier 1 capital. Cathay Bancorp intends to issue an additional $20 million in trust preferred securities before the consummation of the proposed merger.

Cathay Bancorp, Inc. is the one-bank holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 12 branches in Southern California, eight branches in Northern California, three branches in New York State, one in Houston, Texas, and representative offices in Hong Kong and Shanghai, China. In addition, Cathay Bank’s subsidiary, Cathay Investment Company, maintains an office in Taipei. Cathay Bank’s website is found at http://www.cathaybank.com.

SAFE HARBOR FOR FORWARD LOOKING LANGUAGE AND OTHER NOTICES

The information contained in this release is not intended as a solicitation to buy Cathay Bancorp, Inc. stock or any other securities and is provided for general information only. Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “could,” should,” “predicts,” “potential,” “continue,” or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements, of Cathay Bancorp, Inc. to be materially different from any future results, performance, or achievements, expressed or implied by such forward-looking statements. These factors are described in Cathay Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Reports on Form 10-Q, and other filings it makes with the Securities and Exchange Commission (“SEC”) from time to time. Cathay Bancorp Inc. has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

In connection with the proposed merger of Cathay Bancorp, Inc. with GBC Bancorp, Cathay Bancorp, Inc. has filed a Registration Statement on Form S-4 with the SEC (which has not been declared effective) and will file certain other materials with the SEC from time to time, including amendments to the Registration Statement on Form S-4. Because those documents will contain important information, you are urged to read them when they become available. When filed with the SEC, they will be available for free on the SEC’s website at http://www.sec.gov. You may obtain from us free copies of our reports, proxy statements, and other information regarding us filed with the SEC and, when available, the proxy statement/prospectus relating to the proposed merger.

Cathay Bancorp, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Cathay Bancorp, Inc. in connection with its proposed merger with GBC Bancorp. Information about the directors and executive officers of Cathay Bancorp, Inc. and their ownership in Cathay Bancorp, Inc. stock can be found in the Registration Statement on Form S-4 filed with the SEC and Cathay Bancorp Inc.’s proxy statement for its 2003 annual meeting of stockholders. Cathay Bancorp Inc.’s filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov or by requests directed to Cathay Bancorp, Inc., 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.